UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 3, 2022

VERITEX HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Texas	001-36682	27-0973566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8214 Westchester Drive, Suite 800

Dallas, Texas 75225

(Address of principal executive offices)

(972) 349-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VBTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2022, Veritex Holdings, Inc. (the “Company”), a Texas corporation and the parent holding company of Veritex Community Bank (“Veritex Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), to issue and sell 3,947,369 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $38.00 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 592,105 shares of Common Stock at the public offering price, less the underwriting discount (the “Over-Allotment Option”).

After deducting underwriting discounts and commissions and estimated offering expenses the Company expects the net proceeds of the Offering to be approximately $141.0 million. The Company intends to use the net proceeds from the Offering for general corporate purposes and to support its continued growth, including investments in Veritex Bank and future strategic acquisitions. The Offering closed on March 8, 2022.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Underwriting Agreement, each of the Company’s directors and executive officers entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock sold in the Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-250203), filed with the Securities and Exchange Commission on November 19, 2020, which became effective on filing (the “Registration Statement”), as supplemented by the prospectus supplement dated March 3, 2022.

Item 8.01 Other Events.

On March 3, 2022, the Company issued a press release announcing the launch of the Offering, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. On March 3, 2022, the Company issued a press release announcing the pricing of the Offering, which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 3, 2022, by and between Veritex Holdings, Inc. and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Common Stock.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 filed herewith).

99.1	Press release announcing the launch of the Offering dated March 3, 2022.

99.2	Press release announcing the pricing of the Offering dated March 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritex Holdings, Inc.

By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer

Date: March 8, 2022

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